UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                              ---------------------


         Date of Report (Date of earliest event reported) April 16, 2002


                                  BNCCORP, Inc.
             (Exact name of registrant as specified in its charter)



                   Delaware                     0-26290
          (State of incorporation)      (Commission File Number)

                                   45-0402816
                       (IRS Employer Identification No.)


          322 East Main, Bismarck, North Dakota            58501
        (Address of principal executive offices)         (Zip Code)



                                 (701) 250-3040
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)

     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated May 1, 2002, as set forth in the page(s) attached hereto:

Item 7.  Financial Statements and Exhibits

     (a)  Financial Statements of Business Acquired

          (1) The audited combined balance sheets of Milne Scali & Company and related companies as of December 31, 2001 and 2000, and the related combined statements of operations, changes in equity and cash flows for the years then ended, including the notes thereto, and the related report of Semple & Cooper, LLP.

          (2) The unaudited combined balance sheet of Milne Scali & Company and related companies as of March 31, 2002 and the related combined statements of operations, changes in equity and cash flows for the three month periods ended March 31, 2002 and 2001.

     (b)  Pro Forma Financial Information

          (1)  Unaudited   pro  forma   condensed   consolidated   statement  of
               operations of BNCCORP, Inc. and Subsidiaries for the year ended December 31, 2001, including the notes thereto.

          (2)  Unaudited   pro  forma   condensed   consolidated   statement  of
               operations of BNCCORP, Inc. and Subsidiaries for the three month period ended March 31, 2002, including the notes thereto.

          (3) Unaudited pro forma condensed consolidated balance sheet of BNCCORP, Inc. and Subsidiaries as of March 31, 2002, including the notes thereto.

     (c)  Exhibits.

     The exhibits to this report are listed on the exhibit list, which appears elsewhere herein and is incorporated herein by reference.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    BNCCORP, INC.



                                    By:   _________________________________
                                                  Gregory K. Cleveland
                                                        President

Date: June 28, 2002


                                  EXHIBIT LIST


     Exhibit No.                            Description

        10.1. Stock Purchase Agreement, dated March 22, 2002, by and among BNCCORP, Inc., BNC Insurance, Inc. and the
                         Sellers named therein, incorporated by reference to the registrant's Form 8-K filed on May 1, 2002.

        10.2.            Employment and Non-competition  Agreement,  dated April
                         16, 2002, by and between BNC Insurance,  Inc.,  Milne &
                         Company Insurance, Inc. and Richard W. Milne, Jr., incorporated by reference to the registrant's Form 8-K filed on May 1, 2002.

        10.3.            Employment and Non-competition  Agreement,  dated April
                         16, 2002, by and between BNC Insurance,  Inc.,  Milne &
                         Company   Insurance,   Inc.   and  Terrence  M.  Scali,
                         incorporated by reference to the registrant's  Form 8-K
                         filed on May 1, 2002.

        23.1.            Consent of Semple & Cooper, LLP


Item 7(a)   Financial Statements of Business Acquired


                     INDEX TO COMBINED FINANCIAL STATEMENTS

               For The Three Months Ended March 31, 2002 and 2001
               --------------------------------------------------


Unaudited Combined Balance Sheet at March 31, 2002                          F-2

Unaudited Combined Statements of Operations for the three
  months ended March 31, 2002 and 2001                                      F-4

Unaudited Combined Statements of Changes in Equity for the
  three months ended March 31, 2002                                         F-5

Unaudited Combined Statements of Cash Flows for the three
  months ended March 31, 2002 and 2001                                      F-6

Notes to the Unaudited Combined Financial Statements for the
  three months ended March 31, 2002 and 2001                                F-8



                 For The Years Ended December 31, 2001 and 2000
                 ----------------------------------------------


Report of Independent Public Accountants                                    F-1

Combined Balance Sheets at December 31, 2001 and 2000                       F-2

Combined Statements of Operations for the years ended
  December 31, 2001 and 2000                                                F-4

Combined Statements of Changes in Equity for the years ended
  December 31, 2001 and 2000                                                F-5

Combined Statements of Cash Flows for the years ended
  December 31, 2001 and 2000                                                F-6

Notes to the Combined Financial Statements for the years ended
  December 31, 2001 and 2000                                                F-8



                         Pro Forma Financial Statements
                         ------------------------------


Unaudited pro forma condensed consolidated statement of
  operations of BNCCORP, Inc. and Subsidiaries for the year ended
  December 31, 2001, including the notes thereto                            F-19

Unaudited pro forma condensed consolidated statement of operations of BNCCORP, Inc. and Subsidiaries for the three month period
  ended March 31, 2002, including the notes thereto                         F-20

Unaudited pro forma condensed consolidated balance sheet of
  BNCCORP, Inc. and Subsidiaries as of March 31, 2002, including
  the notes thereto                                                         F-21

                          INDEPENDENT AUDITORS' REPORT





To The Board of Directors, Stockholders and Members of
Milne Scali & Company and Related Companies



We have audited the accompanying combined balance sheets of Milne Scali & Company and Related Companies as of December 31, 2001 and 2000, and the related combined statements of operations, changes in equity, and cash flows for the years then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Milne Scali & Company and Related Companies as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



Semple & Cooper, LLP
Certified Public Accountants

Phoenix, Arizona
March 12, 2002


                   MILNE SCALI & COMPANY AND RELATED COMPANIES
                             COMBINED BALANCE SHEETS
            December 31, 2001 and 2000 and March 31, 2002 (Unaudited)

                                     ASSETS


                                         (Unaudited)
                                          March 31,           December 31,
                                            2002           2001           2000
                                       ------------   ------------   -----------
Current Assets:

 Cash and cash equivalents
 (Notes 1 and 2)                       $ 1,940,514    $ 1,662,008    $ 1,029,798
 Certificates of deposit                         -              -        682,334
 Accounts receivable (Note 1)
    - premiums                             781,999        503,239        933,258
    - commissions                          599,928        433,677        402,336
 Loans receivable from related
    parties (Note 6)                             -              -      1,163,659
  Advance commissions receivable
   (Note 4)                                 20,640         22,547         56,227
  Prepaid expenses                          49,746         67,836         60,561
                                       ------------   ------------   -----------
    Total Current Assets                 3,392,827      2,689,307      4,328,173
                                       ------------   ------------   -----------
Property and Equipment: (Note 1)

  Furniture and fixtures                   426,932        426,932        426,932
  Automobile                                     -              -         18,000
  Computer and office equipment            422,279        386,662        315,405
  Leasehold improvements                    52,945         52,945         49,821
                                       ------------   ------------   -----------
                                           902,156        866,539        810,158

  Less: accumulated depreciation          (579,319)      (547,293)     (435,828)
                                       ------------   ------------   -----------
                                           322,837        319,246        374,330
                                       ------------   ------------   -----------
Other Assets:

  Security deposits                          4,070          4,070          4,070
  Intangible assets, net of
    accumulated amortization
    (Notes 3 and 5)                      1,761,808      1,898,612      2,542,066
                                       ------------   ------------   -----------
                                         1,765,878      1,902,682      2,546,136
                                       ------------   ------------   -----------
    Total Assets                       $ 5,481,542    $ 4,911,235    $ 7,248,639
                                       ============  ============= =============










                   The Accompanying Notes are an Integral Part
                      of the Combined Financial Statements
                                       F-2


                   MILNE SCALI & COMPANY AND RELATED COMPANIES
                       COMBINED BALANCE SHEETS (Continued)
            December 31, 2001 and 2000 and March 31, 2002 (Unaudited)

                             LIABILITIES AND EQUITY


                                        (Unaudited)
                                         March 31,             December 31,
                                            2002           2001           2000
                                       ------------   ------------   -----------
Current Liabilities:

  Notes payable - current portion
   (Note 5)                              $ 533,297      $ 645,974      $ 949,204
  Notes payable to related parties -
   current portion (Note 6)                  6,500          9,750         66,700
  Accounts payable
   - insurance companies                 1,582,632      1,980,267      2,463,566
   - other                                 457,506        264,598         81,838

  Producer commissions payable             392,407        240,153        212,458

  Customer deposits                        452,949        477,902        672,229

  Accrued expenses                         349,406          3,081          2,023

  Profit sharing contributions
    payable (Note 7)                         7,259        136,937        116,315
                                       ------------   ------------   -----------
    Total Current Liabilities            3,781,956      3,758,662      4,564,333
                                       ------------   ------------   -----------
Long-Term Liabilities:

  Notes payable - long-term portion
    (Note 5)                               911,204        973,013      1,671,787

  Notes payable to related parties -
    long-term portion (Note 6)                  -              -         283,165
                                       ------------   ------------   -----------
                                           911,204        973,013      1,954,952
                                       ------------   ------------   -----------
    Total Liabilities                    4,693,160      4,731,675      6,519,285
                                       ------------   ------------   -----------
Commitments and Contingencies:
  (Notes 6, 8 and 11)                           -              -              -

Minority Interests                         107,720        116,017        156,089
                                       ------------   ------------   -----------
Equity:

  Members' Equity                          193,709        183,351         49,893

  Stockholders' Equity (Deficit)
    (Note 9)                               486,953       (119,808)       523,372
                                       ------------   ------------   -----------
    Total Equity                           680,662         63,543        573,265
                                       ------------   ------------   -----------
    Total Liabilities and Equity       $ 5,481,542    $ 4,911,235    $ 7,248,639
                                       ============   ============   ===========












                   The Accompanying Notes are an Integral Part
                      of the Combined Financial Statements

                   MILNE SCALI & COMPANY AND RELATED COMPANIES
                        COMBINED STATEMENTS OF OPERATIONS

               For The Years Ended December 31, 2001 and 2000 and
         For The Three Months Ended March 31, 2002 and 2001 (Unaudited)


                                   (Unaudited)
                           For the Three Months Ended    For the Years Ended
                                    March 31,                December 31,
                           --------------------------   ------------------------
                                2002          2001          2001         2000
                           -----------   -----------   -----------  -----------
Commission and Fee Income  $ 3,521,310   $ 2,917,520   $ 9,416,819  $ 8,403,261

Sales Expenses                 699,804       622,216     2,304,298    2,093,448
                           -----------   -----------   -----------  -----------
Gross Profit                 2,821,506     2,295,304     7,112,521    6,309,813

General and Administrative
  Expenses                   1,515,072     1,302,966     5,413,908    5,427,023
                           -----------   -----------   -----------  -----------
Income from Operations       1,306,434       992,338     1,698,613      882,790
                           -----------   -----------   -----------  -----------
Other Income (Expenses):
  Loss on disposal of
    equipment                      -             -          (3,514)      (3,234)
  Interest income (Note 6)       2,460        29,076        95,307      157,593
  Interest expense (Note 6)    (24,076)      (47,485)     (154,426)    (157,437)
  Litigation settlements
    (Note 11)                       -            -       (115,742)      (26,000)
                           -----------   -----------   -----------  -----------
                               (21,616)      (18,409)     (178,375)     (29,078)
                           -----------   -----------   -----------  -----------
Minority interests in
  income of consolidated
  subsidiaries                  (6,283)      (38,814)      (79,928)     (28,969)
                           -----------   -----------   -----------  -----------
Net Income                 $ 1,278,535   $   935,115   $ 1,440,310    $ 824,743
                           ===========   ===========   ===========  ===========


























                   The Accompanying Notes are an Integral Part
                      of the Combined Financial Statements
                                       F-4



                                        MILNE SCALI & COMPANY AND RELATED COMPANIES
                                          COMBINED STATEMENTS OF CHANGES IN EQUITY
              For The Years Ended December 31, 2001 and 2000 and For The Three Months Ended March 31,2002 (Unaudited)




                                                                                                      Milne     Milne
                                                                                                      Scali &   Scali &
                                                                                                      Company   Company
                                                                                                      of        - East
             Milne & Company Insurance, Inc.                                 Harris Shcolnik &        Northern  Valley,
                dba Milne Scali & Company             ASTR, Inc.              Associates, Inc.        AZ, LLC   LLC
             -------------------------------  ---------------------------  -------------------------  -------- --------
                        Additional  Retained         Additional Retained          Additional                               Total
                Common   Paid-in    Earnings  Common  Paid-in   Earnings   Common  Paid-in   Retained  Members' Members'  Equity
                Stock    Capital   (Deficit)  Stock   Capital   (Deficit)  Stock   Capital   Earnings  Equity   Equity   (Deficit)
                ------  ---------- ---------  ------ ---------- ---------  ------ --------   --------  -------- -------- ---------

Balance at
 December 31,
 1999          $ 42,008  $ 25,316  $(336,543) $1,500  $ 73,500  $ 28,025   $2,000  $3,000    $ 42,042   $  -     $   -   $ (119,152)
Issuance of
 common stock       -         -          -       242   149,758       -        -       -           -        -         -      150,000

Distributions
 to stock-
 holders            -         -      (26,229)     -        -    (256,097)     -       -           -        -         -     (282,326)

Net income for
 the year
 ended
 December 31,
 2000               -         -      320,099      -        -     219,419      -       -       235,332    25,760   24,133    824,743
              ---------  --------  ----------  ------ --------  ---------  ------  ------    --------   -------- -------- ----------
Balance at
 December 31,
 2000            42,008    25,316    (42,673)   1,742  223,258    (8,653)   2,000   3,000     277,374    25,760   24,133    573,265

Distributions
 to stock-
 holders            -         -     (947,032)     -        -    (160,000)     -       -      (843,000)      -        -   (1,950,032)

Net income for
 the year
 ended
 December 31,
 2001               -         -      507,825      -        -     230,773      -       -       568,254    53,905   79,553  1,440,310
              ---------  --------  ----------  ------ --------  ---------  ------  ------    --------   -------- -------- ----------
Balance at
 December 31,
 2001            42,008    25,316   (481,880)   1,742  223,258    62,120    2,000   3,000       2,628    79,665  103,686     63,543

Distributions
 to stock-
 holders
(unaudited)         -         -     (608,226)     -        -     (53,190)     -       -           -         -        -     (661,416)

Net income
 for the
 three months
 ended
 March 31,
 2002
(unadited)          -         -      965,723      -        -      111,257     -       -       191,197     3,712    6,646  1,278,535
              ---------  --------  ----------  ------ --------  ---------  ------  ------    --------   -------- -------- ----------
Balance at
 March 31,
 2002
 (unaudited)    $42,008   $25,316  $(124,383)  $1,742 $223,258   $120,187  $2,000  $3,000    $193,825  $ 83,377 $110,332  $ 680,662
              ---------  --------  ----------  ------ --------  ---------  ------  ------    --------   -------- -------- ----------



                                     The Accompanying Notes are an Integral Part
                                         of the Combined Financial Statements
                                                        F-5

                   MILNE SCALI & COMPANY AND RELATED COMPANIES
                        COMBINED STATEMENTS OF CASH FLOWS
               For The Years Ended December 31, 2001 and 2000 and
         For The Three Months Ended March 31, 2002 and 2001 (Unaudited)
                                    (Unaudited)
                             For the Three Months Ended    For the Years Ended
                                      March 31,                December 31,
                             --------------------------   ----------------------
                                  2002          2001          2001        2000
                             ------------  ------------   ----------  ----------
Increase (Decrease) in Cash
  and Cash Equivalents:

Cash flows from operating
  activities:

Net Income                   $1,278,535   $    935,115    $1,440,310  $ 824,743
                             ----------   ------------    ----------  ----------
Adjustments to reconcile
  net income to net cash
  provided by operating
  activities:

  Depreciation and
    amortization                167,329        168,230       675,743    565,651

  Loss on disposal
    of equipment                    -              -           3,514      3,234

  Minority interests
    in income of
    consolidated
    subsidiaries                  6,283         38,814        79,928     28,969

  Accrued interest
    income added to
    principal balance
    of loans receivable
    from related parties            -          (18,506)      (43,341)   (68,707)

  Accrued interest
    expense added to
    principal balance
    of notes payable
    to related parties              -              -           5,445     74,507

  Accounts payable
    converted to notes
    payable                         -              -             -      250,663

  Litigation settlement
    financed with notes
    payable to related
    parties                         -              -             -       26,000

Changes in Assets and
  Liabilities:

  Accounts receivable
    - premiums                 (278,760)     (486,553)       430,019    364,888
    - commissions              (166,251)     (109,395)       (31,341)  (131,656)

  Advance commissions
    receivable                    1,907        (2,847)        33,680    (56,227)
  Prepaid expenses               18,090        13,714         (7,275)    (1,275)
  Security deposits                 -             -              -       (4,070)
  Accounts payable
    - insurance companies      (397,635)      101,081       (483,299)  (657,400)
    - other                     192,908         2,496        182,760    (68,481)
  Producer commissions
    payable                     152,254        90,098         27,695     42,526
  Customer deposits             (24,953)     (106,176)      (194,327)   196,203
  Accrued expenses               29,969          (474)         1,058    (74,221)
  Profit sharing
    contributions payable      (129,678)        7,139         20,622      7,369
                             ----------   ------------    ----------  ----------
                               (428,537)     (302,379)       700,881    497,973
                             ----------   ------------    ----------  ----------
    Net cash provided by
      operating activities      849,998       632,736      2,141,191  1,322,716
                             ----------   ------------    ----------  ----------

                   The Accompanying Notes are an Integral Part
                      of the Combined Financial Statements
                                       F-6

                   MILNE SCALI & COMPANY AND RELATED COMPANIES
                  COMBINED STATEMENTS OF CASH FLOWS (Continued)
               For The Years Ended December 31, 2001 and 2000 and
         For The Three Months Ended March 31, 2002 and 2001 (Unaudited)

                                     (Unaudited)
                             For the Three Months Ended   For the Years Ended
                                      March 31,               December 31,
                             --------------------------  -----------------------
                                  2002          2001         2001        2000
                             ------------  ------------  ----------  -----------
Cash flows from
  investing activities:

  Payments for loans
    receivable from
    related parties                  -            -             -       (75,000)

  Proceeds from sale of
    equipment                        -            -           4,200         -
  Payments for purchase
    of equipment                 (35,617)     (24,117)      (74,380)   (128,626)
  Payments for purchase
    of intangible assets             -            -            -       (607,187)
  Net receipts from sale
    of certificates of
    deposit                          -         567,911      682,334     433,068
                              -----------  ------------  ----------  -----------
    Net cash provided
     (used) by investing
     activities                  (35,617)      543,794      612,154    (377,745)
                              -----------  ------------  ----------  -----------
Cash flows from financing
 activities:

 Proceeds from notes payable         -            -            -        185,000
 Repayment of notes payable     (172,985)    (222,905)     (912,543)   (575,989)
 Proceeds from notes payable
   to related parties                -            -            -        302,143
 Repayment of notes payable
   to related parties             (3,250)     (31,326)      (58,609)    (69,940)
 Payments for distributions
   to stockholders              (345,060)         -      (1,029,983)   (282,326)
 Payments for distributions
   to members                    (14,580)         -        (120,000)    (22,880)
 Proceeds from contributions
  from members                       -            -           -         150,000
                              -----------  ------------  ----------  -----------
  Net cash used by financing
   activities                   (535,875)     (254,231)  (2,121,135)   (313,992)
                              -----------  ------------  ----------  -----------
Net increase in cash and
  cash equivalents               278,506       922,299      632,210     630,979

Cash and cash equivalents
  at beginning of period       1,662,008     1,029,798    1,029,798     398,819
                              -----------  ------------  ----------  -----------
Cash and cash equivalents
  at end of period            $1,940,514    $1,952,097   $1,662,008  $1,029,798
                              ===========  ============  ==========  ===========
Supplemental disclosure of
  cash flow information:

  Interest paid               $   24,076   $    44,446   $  149,108  $  168,083
                              ===========  ============  ==========  ===========




                   The Accompanying Notes are an Integral Part
                      of the Combined Financial Statements
                                       F-7

                   MILNE SCALI & COMPANY AND RELATED COMPANIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
                                     Note 1
                   Summary of Significant Accounting Policies,
                   Nature of Operations and Use of Estimates
--------------------------------------------------------------------------------

Organization:


Milne & Company Insurance, Inc., dba Milne Scali & Company ("the Company") is a corporation duly formed and organized under the laws of the State of Arizona. The Company is licensed by the State of Arizona to own and operate general property and casualty insurance agencies. The Company operates primarily in the southwest region of the United States.


Principles of Combination:

The accompanying combined financial statements include the accounts of the following companies, all of which are under common control:


     Milne & Company  Insurance, Inc.,  dba Milne  Scali &  Company,  an Arizona
          corporation
     ASTR,Inc., an Arizona corporation  Harris Shcolnik & Associates,  Inc., an
          Arizona corporation
     Milne Scali & Company of Northern  AZ, LLC,  an Arizona  limited  liability company
     Milne Scali & Company - East Valley, LLC, an Arizona limited liability company


Intercompany balances have been eliminated on combination. The accompanying combined financial statements include the consolidation of Milne Scali & Company of Northern AZ, LLC and Milne Scali & Company - East Valley, LLC. Milne Scali & Company owns 60.0% of Milne Scali & Company - East Valley, LLC and 66.7% of Milne Scali & Company of Northern AZ, LLC.

Milne Scali & Company of Northern AZ, LLC commenced business on May 23, 2000. Milne Scali & Company - East Valley, LLC commenced business on May 25, 2000.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basis of Presentation of Interim Financial Information:

The accompanying interim consolidated financial statements have been prepared by the Company, without audit, in accordance with accounting principles generally accepted in the United States for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures made are adequate to make the information presented not misleading.

The unaudited consolidated financial statements as of March 31, 2002 and for the three month periods ended March 31, 2002 and 2001 include, in the opinion of management, all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the financial results for the respective interim periods and are not necessarily indicative of results of operations to be expected for the entire fiscal year ending December 31, 2002.

The accompanying interim consolidated financial statements have been prepared under the presumption that users of the interim consolidated financial information will read the audited consolidated financial statements for the year ended December 31, 2001 included herein. Accordingly, footnote disclosures which would substantially duplicate the disclosures contained in the December 31, 2001 audited consolidated financial statements have been omitted from these interim consolidated financial statements. It is suggested that these interim consolidated financial statements be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2001 and the notes thereto included herein.

                   MILNE SCALI & COMPANY AND RELATED COMPANIES
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

--------------------------------------------------------------------------------
                                     Note 1
                   Summary of Significant Accounting Policies,
                   Nature of Operations and Use of Estimates
                                   (Continued)
--------------------------------------------------------------------------------

Income Recognition:


Commission income is recognized when the insured is invoiced, which approximates the effective date of the policy. Contingency commissions are recognized when received, which approximates when the commissions are earned. The majority of contingency commissions are generally received within the first quarter each year. Commission adjustments relating to policy endorsements or cancellations are recognized when they occur.


Cash Equivalents:

For financial accounting purposes, cash equivalents are considered to be all highly liquid investments purchased with an initial maturity of three (3) months or less.

Accounts Receivable:

At December 31, 2001 and 2000 and March 31, 2002 (unaudited), accounts receivable represent billed insurance premiums and commissions for insurance coverage provided by various insurance carriers represented by the Company.


The Company follows the direct write-off method of recognizing uncollectible accounts receivable, which management believes approximates the allowance method. The direct write-off method recognizes bad debt expense only when a specific account is determined to be uncollectible. In the opinion of management, no existing accounts receivable are deemed uncollectible. For the year ended December 31, 2001 and the three months ended March 31, 2001 (unaudited), there was no bad debt expense. For the year ended December 31, 2000 and for the three months ended March 31, 2002, the Company incurred bad debt expense in the amounts of $3,652 and $1,826 (unaudited), respectively.


Property and Equipment:


Property and equipment are recorded at cost. Depreciation is provided for by use of the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are charged to operations as incurred. Betterments and renewals are capitalized as incurred. For the years ended December 31, 2001 and 2000, depreciation expense was $121,750 and $102,598, respectively. For the three months ended March 31, 2002 and 2001, depreciation expense was $32,026 (unaudited) and $29,733 (unaudited), respectively.


The  useful  lives  of  property  and   equipment   for  purposes  of  computing
depreciation are:

          Furniture and fixtures                 5-7 years
          Automobile                               7 years
          Computer and office equipment          3-7 years
          Leasehold improvements                 3-7 years


Impairment of Long-Lived Assets:

The Company evaluates the continuing value of the intangible assets at each balance sheet date and records write-downs if the continuing value has become impaired. An impairment is determined to exist if the anticipated future cash flow attributable to the asset is less than its carrying value. The asset is then reduced to fair value as determined by the net present value of the anticipated future cash flow.


Income Taxes:

For federal and state income tax purposes, the combined Companies operate as either Subchapter S corporations or limited liability companies. As such, all taxable income and available tax credits are passed from the companies to the individual stockholders and members. It is the responsibility of the individual stockholders and members to report the taxable income and tax credits, and to pay any resulting income taxes. Therefore, for the years ended December 31, 2001 and 2000 and the three months ended March 31, 2002 (unaudited) and 2001 (unaudited), there were no provisions made for federal and state income taxes.

                   MILNE SCALI & COMPANY AND RELATED COMPANIES
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

--------------------------------------------------------------------------------
                                     Note 1
                   Summary of Significant Accounting Policies,
              Nature of Operations and Use of Estimates(Continued)
--------------------------------------------------------------------------------


Advertising Costs:


Advertising costs are charged to operations when incurred. Advertising costs for the years ended December 31, 2001 and 2000 were approximately $104,000 and $113,000, respectively. Advertising costs for the three months ended March 31, 2002 and 2001 were approximately $13,000 (unaudited) and $29,000 (unaudited), respectively.

Recently Adopted Accounting Pronouncements:

During the three months ended March 31, 2002 the Company adopted SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangibles. The pronouncements provide for the cessation of the pooling method of accounting for business combinations as well as providing that goodwill and other intangible assets that have indefinite useful lives will not be amortized but rather will be tested at least annually for impairment. The Company has determined that there was no material effect on the financial statements from the adoption of these financial standards.



--------------------------------------------------------------------------------
                                     Note 2
                          Concentration of Credit Risk
--------------------------------------------------------------------------------

The Company maintains cash and cash equivalents at various financial institutions. Deposits not to exceed $100,000 at each financial institution are insured by the Federal Deposit Insurance Corporation. At December 31, 2001 and 2000 and March 31, 2002, the Company has uninsured cash and cash equivalents in the approximate amounts of $2,600,000, $1,047,000 and $1,563,000 (unaudited), respectively.

--------------------------------------------------------------------------------
                                     Note 3
                                Intangible Assets
--------------------------------------------------------------------------------

Intangible Assets:

At December 31, 2001 and 2000 and March 31, 2002, intangible assets include expiration lists which represent the valuation of acquired account records and listings related to acquired insurance accounts. The cost basis is $3,378,981, $3,468,442 and $3,377,480 (unaudited) as of December 31, 2001 and 2000 and March 31, 2002, respectively. The expiration lists are being amortized on the straight-line method over their estimated useful lives of seven (7) years. In addition, intangible assets include covenants not-to-compete, which consists of amounts due to individuals as compensation for covenants against future competition. The cost basis is $175,500 as of December 31, 2001 and 2000 and March 31, 2002 (unaudited). The covenants not-to-compete are being amortized on the straight-line method over their respective term of three (3) years.

Amortization expense for the intangible assets for the years ended December 31, 2001 and 2000 was $553,993 and $463,053, respectively. Amortization expense for the three months ended March 31, 2002 and 2001 was $135,303 (unaudited) and $138,497 (unaudited), respectively.

--------------------------------------------------------------------------------
                                     Note 4
                         Advance Commissions Receivable
--------------------------------------------------------------------------------


At  December  31,  2001  and  2000  and  March  31,  2002  (unaudited),  advance commissions receivable consist of non-interest bearing advances made to employees against future commissions to be earned. The advance commissions are to be repaid by the future earned commissions of the employee. In the opinion of management, the commission advances will be repaid within one (1) year.

                   MILNE SCALI & COMPANY AND RELATED COMPANIES
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

--------------------------------------------------------------------------------
                                     Note 5
                                 Notes Payable
--------------------------------------------------------------------------------
At  December  31, 2001 and 2000 and March 31, 2002  (unaudited),  notes  payable consist of the following:


                                               (Unaudited)
                                                March 31,        December 31,
                                                  2002          2001      2000
                                               ----------    --------   --------
6% note payable to Austin Insurance
  Agency, Inc., in monthly installments
  of $19,682, including principal and
  interest through June, 2005; unsecured.       $698,723     $746,807   $932,105

Note payable to McCullough Bros.
  Insurance, Inc., payable based on a
  renewal retention basis over 36 months
  at 25% of such revenues through May, 2002,
  interest imputed at 6%; unsecured.                 249        3,786     14,819

6% note payable to an individual, payable
  in monthly installments of $1,556,
  including principal and interest through
  June, 2005; unsecured.                          55,597       59,423     74,166

Note payable to Bob Huber, with imputed
  interest at the rate of 5.25% based on
  the Applicable Federal Rate as published
  by the Internal Revenue Service; repayment
  terms as follows: 60 monthly payments
  based on a percentage of the value of the
  acquired  expiration listing determined
  monthly, including principal and interest,
  and 60 remaining monthly payments of
  $4,167 including principal and interest,
  due September, 2010; secured by expiration
  lists.                                         420,689      433,906    570,786

9.5% note payable to Continental Casualty
  Company, payable in quarterly installments
  currently at $113,542, due October, 2002;
  secured by corporate guarantee. Interest
  on the note payable can be reduced
  (contractually referred to as "earnouts")
  up to its entirety based on certain
  production volumes of insurance                 219,243     325,065    662,369

Notes payable to various individuals, with
  imputed interest ranging from 5.15% to 8%,
  based on the Applicable Federal Rate as
  published by the Internal Revenue Service
  on the date of the note, expiring through
  May, 2002. Payments are based on a
  percentage of the value of acquired
  expiration listings, and are re-evaluated
  annually.                                           -           -       31,083



                   MILNE SCALI & COMPANY AND RELATED COMPANIES
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

--------------------------------------------------------------------------------
                                     Note 5
                            Notes Payable (Continued)
-------------------------------------------------------------------------------
                                         (Unaudited)
                                           March 31,          December 31,
                                             2002           2001         2000
                                         -----------    -----------  -----------

Non-interest bearing note payable
  to Commerce and Industry Insurance
  Company, an initial payment of
  $97,480 paid in February, 2001,
  followed by 11 monthly payments
  of $13,926.                                   -             -         250,663

Note payable to Bank One on a
  $100,000 operating line of credit,
  due August, 2002, interest payable
  at the bank's prime rate plus 1.5%,
  secured by a corporate guarantee.          50,000        50,000        85,000
                                         -----------    -----------  -----------
                                          1,444,501     1,618,987     2,620,991

Less: current portion of long-term
  notes payabable                          (533,297)     (645,974)     (949,204)
                                         -----------    -----------  -----------
                                          $ 911,204     $ 973,013    $1,671,787
                                         ===========    ===========  ===========

As of December 31, 2001 and March 31, 2002 (unaudited), a schedule of the future minimum principal payments due on the notes payable outstanding are as follows:

                             (Unaudited)
                             March 31,    December 31,
                             -----------  ------------
             2002                          $ 645,974
             2003             $ 533,297      281,242
             2004               283,229      298,147
             2005               300,268      184,741
             2006               116,098       39,764
             2007                40,464       41,901
       Subsequent               171,145      127,218
                             -----------  ------------
                             $ 1,444,501  $ 1,618,987
                             ===========  ============



In addition, the Company has an additional $100,000 operating line of credit with Bank One, with interest payable at prime plus 1%. As of December 31, 2001 and 2000 and March 31, 2002 (unaudited), there is no outstanding balance on the operating line of credit.

                   MILNE SCALI & COMPANY AND RELATED COMPANIES
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

--------------------------------------------------------------------------------
                                     Note 6
                           Related Party Transactions
--------------------------------------------------------------------------------

Lease Commitment:

The Company is currently leasing office facilities from a related entity under a non-cancelable operating lease agreement, expiring December, 2007. The lease agreement requires initial monthly rental payments of approximately $19,500, and annual increases based on the Consumer Price Index. The current base monthly rental payments are $24,632. In addition, the Company is leasing office facilities from the same related entity under a month-to-month lease agreement. During the years ended December 31, 2001 and 2000 and the three months ended March 31, 2002 and 2001, the Company had rent expense to the related entity in the amounts of $295,588, $267,158, $73,897 (unaudited), and $73,897 (unaudited), respectively, for the non-cancelable operating lease agreement, and $78,904, $69,124, and $20,307 (unaudited), and $17,982 (unaudited), respectively, for the month-to-month lease agreement.

As of December 31, 2001 and March 31, 2002 (unaudited), schedules of future minimum rental payments due on the non-cancelable lease commitment are as follows:

                                (Unaudited)
                                 March 31,     December 31,
                               -------------  -------------
             2002                               $ 295,588
             2003                $ 295,588        295,588
             2004                  295,588        295,588
             2005                  295,588        295,588
             2006                  295,588        295,588
             2007                  295,588        295,588
       Subsequent                  221,691              -
                              -------------  -------------
                               $ 1,699,631    $ 1,773,528
                              =============  =============


Loans Receivable from Related Parties:

As of December 31, 2000, the Company has loans receivable from related parties in the aggregate amount of $1,163,659. The loans bear interest at the rate of 6.24% per annum and are due on demand. The Company earned interest income in the amounts of $43,341, $68,727 and $18,506 (unaudited) from the loans receivable from related parties for the years ended December 31, 2001 and 2000 and the three months ended March 31, 2001, respectively. During the year ended December 31, 2001, the loans receivable from related parties were satisfied.

                   MILNE SCALI & COMPANY AND RELATED COMPANIES
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

--------------------------------------------------------------------------------
                                     Note 6
                     Related Party Transactions (Continued)
--------------------------------------------------------------------------------

Notes Payable to Related Parties:

As of December 31, 2001 and 2000, and March 31, 2002 (unaudited), notes payable to related parties consist of the following:

                                           (Unaudited)
                                             March 31,        December 31,
                                              2002          2001        2000
                                           -----------  -----------  -----------
Non-interest bearing note payable to a
  related party, with monthly payments
  of $1,083, due September, 2002;
  unsecured.                               $ 6,500      $   9,750     $  22,750

8% note payable to a related entity,
  with monthly payments of $2,896,
  including principal and interest,
  due July, 2006; unsecured.                   -              -         285,450

Non-interest bearing note payable to a
  corporate stockholder, with monthly
  payments of $8,333, due May, 2001;
  unsecured.                                   -              -          41,665
                                           -----------  -----------  -----------
                                             6,500          9,750       349,865

Less: current portion of notes payable
  to related parties                        (6,500)        (9,750)      (66,700)

                                           -----------  -----------  -----------
                                           $   -           $  -       $ 283,165
                                           ===========  ===========  ===========


The Company incurred interest expense in the amounts of $12,993, $23,710, and $5,610 (unaudited) from the notes payable to related parties for the years ended December 31, 2001 and 2000 and the three months ended March 31, 2001, respectively.



--------------------------------------------------------------------------------
                                     Note 7
                               Profit Sharing Plan
--------------------------------------------------------------------------------


Effective October, 1991, the Company implemented a profit sharing plan covering substantially all full-time employees. The Plan is designed as a 401(k) profit sharing plan. Employees are permitted to make voluntary contributions to the Plan. In addition, the Company can make contributions to the Plan. These contributions are at the discretion of the Board of Directors, and are subject to certain limitations. For the years ended December 31, 2001 and 2000, the Company made contributions to the Plan in the amounts of $122,329 and $109,184, respectively. As of December 31, 2001 and 2000 and March 31, 2002, the Company has profit sharing contributions payable in the amounts of $136,937, $116,315 and $7,259 (unaudited), respectively, which is comprised of both withheld and discretionary contributions.

                   MILNE SCALI & COMPANY AND RELATED COMPANIES
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

--------------------------------------------------------------------------------
                                     Note 8
                                Lease Commitments
--------------------------------------------------------------------------------

The Company is currently leasing various office facilities under non-cancelable operating lease agreements expiring through June, 2003. In addition, the Company is leasing office facilities from a related entity (See Note 6). Rental expense for the foregoing lease agreements was $451,284, $391,454, $112,312 (unaudited) and $111,947 (unaudited) for the years ended December 31, 2001 and 2000 and for the three months ended March 31, 2002 and 2001, respectively.

As of December 31, 2001 and March 31, 2002 (unaudited), schedules of future minimum lease payments for the office facilities due under the non-cancelable operating lease agreements are as follows:

                                    (Unaudited)
                                     March 31,     December 31,
                                   ------------   ------------

            2002                                    $ 355,747
            2003                     $ 351,997        323,793
            2004                       309,690        295,588
            2005                       295,588        295,588
            2006                       295,588        295,588
            2007                       295,588        295,588
      Subsequent                       221,691            -
                                   ------------   ------------
                                   $ 1,770,142    $ 1,861,892
                                   ============   ============



In addition, the Company is currently leasing office equipment under a non-cancelable operating lease agreement expiring in April, 2003. Rental expense for the office equipment, including maintenance agreements, for the years ended December 31, 2001 and 2000 and the three months ended March 31, 2002 and 2001 was $35,677, $41,919, $8,965 (unaudited), and $9,143 (unaudited), respectively.


As of December 31, 2001 and March 31, 2002 (unaudited), schedules of future minimum lease payments for the office equipment due under the non-cancelable operating lease agreement are as follows:

                                    (Unaudited)
                                     March 31,    December 31,
                                   ------------   ------------

            2002                                     $ 30,592
            2003                      $ 30,592         12,389
            2004                         5,290              -
                                   ------------   ------------
                                      $ 35,882       $ 42,981
                                   ============   ============


                   MILNE SCALI & COMPANY AND RELATED COMPANIES
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

--------------------------------------------------------------------------------
                                     Note 9
                              Stockholders' Equity
--------------------------------------------------------------------------------

Common Stock:

As of December 31, 2001 and 2000 and March 31, 2002 (unaudited), Milne & Company Insurance, Inc., dba Milne Scali & Company common stock consists of $1 par value, with 100,000 shares authorized and 42,008 shares issued and outstanding.

As of December 31, 2001 and March 31, 2002 (unaudited), ASTR, Inc. common stock consists of $1 par value, with 100,000 shares authorized and 1,742 shares issued and outstanding. As of December 31, 2000, ASTR, Inc. common stock consists of $1 par value, with 100,000 shares authorized and 1,500 shares issued and outstanding.

As of December 31, 2001 and 2000 and March 31, 2002 (unaudited), Harris Shcolnik & Associates, Inc. common stock consists of $1 par value, with 100,000 shares authorized and 2,000 shares issued and outstanding.

--------------------------------------------------------------------------------
                                     Note 10
                            Statements of Cash Flows
--------------------------------------------------------------------------------


Non-Cash Investing and Financing Activities:


During the three months ended March 31, 2002 (unaudited), the Company recognized investing and financing activities that affected assets, liabilities and equity, but did not result in cash receipts or payments. These non-cash activities are as follows:

     The purchase price for the acquisition of an expiration list was re-evaluated in accordance with the terms specified in the related Purchase Agreement. Based on the re-evaluation, the purchase price and related note payable have been decreased by $1,501 (unaudited).

     Dividends in the amount of $316,356 (unaudited) were declared, but unpaid as of March 31, 2002.

During the three months ended March 31, 2001 (unaudited), the Company recognized investing and financing activities that affected assets, but did not result in cash receipts or payments. These non-cash activities are as follows:

     Accrued interest income in the amount of $18,506 (unaudited) was added to the principal balance of loans receivable from related parties.

During the year ended December 31, 2001, the Company recognized investing and financing activities that affected assets, liabilities and equity, but did not result in cash receipts or payments. These non-cash activities are as follows:


     Accrued interest income in the amount of $43,341 was added to the principal balance of loans receivable from related parties.

     Accrued interest expense in the amount of $5,445 was added to the principal balance of notes payable to related parties.

     Dividends in the amount of $920,049 were applied against loans receivable from related parties.

     Loans receivable from related parties in the amount of $286,951 were applied against notes payable to related parties.

     The purchase prices for the acquisition of several expiration lists were re-evaluated in accordance with the terms specified in the related Purchase Agreements. Based on the re-evaluations, the purchase prices and related notes payable have been decreased by $89,461.

                   MILNE SCALI & COMPANY AND RELATED COMPANIES
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

--------------------------------------------------------------------------------
                                     Note 10
                      Statements of Cash Flows (Continued)
--------------------------------------------------------------------------------


During the year ended December 31, 2000, the Company recognized investing and financing activities that affected assets and liabilities, but did not result in cash receipts or payments. These non-cash activities are as follows:

     Accrued interest income in the amount of $68,707 was added to the principal balance of loans receivable from related parties.

     The purchase prices for the acquisition of several expiration lists were re-evaluated in accordance with the terms specified in the related Purchase Agreements. Based on the re-evaluations, the purchase prices and related notes payable have been decreased by $86,032.

     The Company entered into an out-of-court settlement in a lawsuit by a former employee. The settlement agreement in the amount of $26,000 was financed by a note payable to a related party.

     Accrued interest expense in the amount of $74,507 was added to the principal balance of notes payable to related parties.

     An account payable in the amount of $250,663 was converted to a note payable.

     The Company financed the purchase of intangible assets in relation to the asset acquisition of Austin Insurance Agency, Inc. in the amount of $1,190,663. Of this amount, $1,099,000 is from notes payable, and the remaining amount of $91,663 is from notes payable to related parties. Additional intangible assets in the amount of $150,000, were paid for by issuance of common stock for the same value.


--------------------------------------------------------------------------------
                                     Note 11
                                  Contingencies
--------------------------------------------------------------------------------

The Company defended a claim being made by an insurance carrier in relation to an insurance coverage dispute. Insurance coverage disputes are normal in the insurance agency industry, and accordingly, the Company carries errors and omissions coverage to defend these claims. The amount of the claim did not exceed the policy limits of the Company's errors and omissions insurance coverage. The claim was settled during the year ended December 31, 2001, and all costs were paid by the insurance carrier.

During the year ended December 31, 2001, the Company filed suit against a former employee for breach of contract and misappropriation of trade secrets. The Company is in the process of negotiating a settlement in favor of the Company between $100,000 and $160,000.



--------------------------------------------------------------------------------
                                     Note 12
                             Litigation Settlements
--------------------------------------------------------------------------------

The Company is a defendant in a lawsuit filed by two (2) former employees for breach of an oral agreement. The case was tried in October, 2001, and a partial verdict against the Company was awarded. The Company filed post-trial motions to have the verdict vacated on legal grounds. For the year ended December 31, 2001, a provision for the jury award in the amount of $115,742 has been recorded in the accompanying financial statements.

During the year ended December 31, 2000, the Company agreed to an out-of-court settlement resulting from an alleged breach of contract suit by a former employee against the Company. The settlement amount was $26,000.

                   MILNE SCALI & COMPANY AND RELATED COMPANIES
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

--------------------------------------------------------------------------------
                                     Note 13
                                Subsequent Events
--------------------------------------------------------------------------------

The owners of Milne Scali & Company and Related Companies entered into a Stock Purchase Agreement with BNCCORP, Inc. Pursuant to the terms of the Agreement, BNCCORP, Inc. will acquire 100% of the ownership of Milne Scali & Company and Related Companies. The Stock Purchase Agreement is expected to be effective in April, 2002. In addition, BNCCORP, Inc. entered into a ten year lease agreement for the office facilities leased from a related entity (See Note 6).

On April 10, 2002, the note payable to Bob Huber was amended to provide for the following payments: (a) for each of the monthly payments due for May 1, 2002 through and including September 1, 2005 (41 months), $6,000 per month; and (b) for each of the monthly payments due for October 1, 2005 through September 1, 2010 (60 months), $4,166 per month.



Item 7(b)    Pro Forma Financial Information:

On April 16, 2002, BNC Insurance, Inc. acquired Milne Scali & Company and Related Companies for $15.5 million in cash and $2.5 million of BNCCORP, Inc. common stock. $7.2 million of the purchase price was allocated to the net assets and the excess purchase price of approximately $10.8 million over the fair value of net assets was recorded as goodwill.

The following pro forma condensed financial information has been prepared by management utilizing the historical financial statements of BNCCORP, Inc. and Subsidiaries and Milne Scali & Company and Related Companies as of March 31, 2002, for the twelve months ended December 31, 2001 and for the three months ended March 31, 2002. Adjustments have been made to reflect the financial impact of purchase accounting and other items had the acquisition taken place on January 1, 2001 and January 1, 2002 with respect to operating data and March 31, 2002 with respect to the balance sheet data. The pro forma adjustments are described in the accompanying notes and are based upon preliminary estimates and certain assumptions that management of the companies believes are reasonable under the circumstances.


                           BNCCORP, INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
               For the twelve month period ended December 31, 2001
                        (in thousands, except per share data)

                                          Historical
                           Historical     Milne Scali
                          BNCCORP, Inc.      and
                             and          Related
                          Subsidaries     Companies    Adjustments     Pro Forma
                          ------------  ------------  --------------  ----------

Net interest income
 (expense)                $   15,657     $    (59)    $    (620) (A)   $ 14,978
Provision for credit
 losses                        1,699           --            --           1,699
                          ------------  ------------  --------------  ----------
  Net interest income
   after provision for
   credit losses              13,958          (59)         (620)         13,279

Insurance commissions
  & fee income                 1,891        9,417            --          11,308

Other noninterest income       7,084           --            --           7,084
                          ------------  ------------  --------------  ----------
  Total noninterest
    income                     8,975        9,417            --          18,392


Sales expenses                   --         2,304            --           2,304

Amortization of
 intangible assets               482          554           41  (B)       1,077
Other noninterest
  expense                     18,974        4,980          155  (C)      24,109
                          ------------  ------------  --------------  ----------
  Total noninterest
    expense                   19,456        7,838          196           27,490

Minority interests in
 income of subsidiaries       (1,377)         (80)          80  (D)      (1,377)
                          ------------  ------------  --------------  ----------
Income before income
  taxes                        2,100        1,440         (736)           2,804
Income taxes                     608           --          290  (E)         898
                          ------------  ------------  --------------  ----------

Net income from
continuing operations      $   1,492    $   1,440     $ (1,026)       $   1,906
                          ============  ============  =============  ===========

Basic earnings per
  common share:            $    0.62                                  $   0.71


Diluted earnings per
 common share:             $    0.62                                  $   0.70

Shares used in basic
  EPS computation          2,399,170                   297,759  (F)   2,696,929

Shares used in diluted
  EPS computation          2,424,739                   297,759  (F)   2,722,498


                           BNCCORP, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  For the three month period ended March 31, 2002
                       (in thousands, except per share data)


                             Historical     Historical
                              BNCCORP,        Milne
                                Inc.        Scali and
                                and          Related
                            Subsidiaries    Companies   Adjustments   Pro Forma
                            -------------  ------------ ------------ -----------

Net interest income /
  expense                   $     3,838     $    (21)   $   (106)(A)    $ 3,711
Provision for credit
  losses                            217          --           --            217
                            -------------  ------------ ------------ -----------
  Net interest income
   after provision for
   credit losses                  3,621           (21)      (106)         3,494

Insurance commissions &
  fee income                        467         3,521         --          3,988
Other noninterest income          1,928            --         --          1,928
                            -------------  ------------ ------------ -----------

  Total noninterest income        2,395         3,521         --          5,916

Sales expenses                       --           700         --            700
Amortization of intangible
  assets                            102           135         31 (B)        268
Other noninterest expense         5,154         1,380         67 (C)      6,601
                            -------------  ------------ ------------ -----------
  Total noninterest expense       5,256         2,215         98          7,569

Minority interests in
income of subsidiaries             (457)           (6)         6 (D)       (457)
                            -------------  ------------ ------------ -----------

Income before income taxes          303         1,279       (198)         1,384
Income taxes                        113            --        403 (E)        516
                            -------------  ------------ ------------ -----------
Net income                  $       190     $   1,279    $  (601)      $    868
                            =============  ============ ============ ===========

Basic earnings per common
 share:                     $      0.08                                $   0.32

Diluted earnings per
 common share:              $      0.08                                $   0.32

Shares used in basic EPS
 computation                    2,399,170                297,759 (F)  2,696,929

Shares used in diluted EPS
 computation                    2,424,739                297,759 (F)  2,722,498

----------------------------

(A) Adjustments reflect interest expense on the $8.5 million of debt incurred in conjunction with the acquisition.

(B) Adjustments reflect amortization expense that would have been incurred on all amortizable intangible assets had the acquisition occurred on January 1, 2001 for the twelve month period ended December 31, 2001 and on January 1, 2002 for the three month period ended March 31, 2002. The pro forma adjustments presume SFAS No. 142, "Goodwill and Other Intangible Assets" had been adopted at the beginning of the period. Accordingly, goodwill is not being amortized.

(C) Adjustments reflect revisions to various other noninterest expense line items including those related to revisions in compensation for executive officers of Milne Scali as well as certain other employees of Milne Scali, revisions to the cost of life insurance policies based on the agreements made related to those policies, an adjustment for rent expense due to the amendment of a rental agreement, a depreciation adjustment related to the cost assigned to data processing equipment acquired by BNCCORP and, for the three month period ended March 31, 2002, an adjustment to accrue for the employer contribution to Milne Scali's 401(k) Plan.

(D)  Adjustments  reflect the  elimination  of the  minority  interest for Milne
     Scali.

(E) Adjustments reflect the revised income tax expense that would have been incurred on the restated income for the combined companies. The acquisition of Milne Scali terminated its S-corporation election. BNCCORP, Inc. and Milne Scali intend to make an Internal Revenue Code Section 338(h)(10) election to step up the basis in the acquired assets.

(F) Adjustments reflect the 297,759 shares of BNCCORP, Inc. common stock issued as part of the consideration in the acquisition.

                         BNCCORP, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 March 31, 2002
                                 (in thousands)
                             Historical    Historical
                           BNCCORP, Inc.   Milne Scali
                               and         and Related
                          Subsidiaries     Companies                        Pro Forma
                          March 31, 2002  March 31, 2002   Adjustments    March 31, 2002
                         ---------------  --------------  --------------- ----------------
Assets

Cash and cash
  equivalents              $      16,243    $     1,940     $  (7,000) (A)   $    11,183

Investment securities            203,861              --            --           203,861
Net loans and leases             312,883              --            --           312,883
Premises, leasehold
  improvements
  and equipment, net              16,670             323            90 (A)        17,083
Interest receivable                3,255              --            --             3,255
Other assets                       4,877           1,457            --             6,334
Goodwill                             437              --        11,377 (A)        11,814
Other intangible
  assets                           1,633           1,762         6,256 (A)         9,651
                          ---------------  --------------  --------------- --------------
  Total assets               $   559,859    $      5,482    $   10,723       $   576,064
                          ===============  ==============  =============== ==============

Liabilities

Total deposits             $     401,380              --            --         $ 401,380

Short term borrowings              3,944             540            --             4,484
FHLB borrowings                   97,200              --            --            97,200
Long term borrowings                  --             911         8,500 (A)         9,411
Other liabilities                  4,948           3,242           512             8,702
                          ---------------  --------------  --------------- --------------
  Total liabilities              507,472           4,693         9,012           521,177

Guaranteed preferred
  beneficial interests
  in company's
  subordinated debentures
  / minority interest             22,025             108          (108)(A)        22,025

Stockholders' equity

Common stock                          24              --             3 (A)            27
Capital surplus                   14,087              --         2,497 (A)        16,584
Stockholders'/ members'
  equity                              --             681          (681)(A)            --
Retained earnings                 15,625              --            --            15,625
Treasury stock                      (513)             --            --              (513)
Accumulated other
  comprehensive income,
  net of income taxes              1,139              --            --             1,139
                          ---------------  --------------  --------------- --------------
  Total stockholders'
    equity                        30,362             681         1,819            32,862
                          ---------------  --------------  --------------- --------------
Total liabilities,
  subordinated
  debentures, minority
  interests and
  stockholders' equity      $    559,859     $     5,482    $   10,723       $   576,064
                          ===============  ==============  =============== ==============

(A) On April 16, 2002, BNCCORP, Inc. acquired Milne Scali & Company and Related Companies for 297,759 shares of newly issued common stock (valued at $2.5 million) and $15.5 million in cash. To effect the transaction, the Company incurred $8.5 million in long term debt. Of the total $18.0 million purchase price, $7.2 million was allocated to the net assets and the excess purchase price of approximately $10.8 million over the fair value of net assets was recorded as goodwill. Additional consideration of up to $8.5 million is payable to the former shareholders of Milne Scali subject to Milne Scali achieving certain financial performance targets. In accordance with purchase method accounting requirements, such payments would increase the cost of the transaction in future periods. The contingent consideration is not reflected in the above pro forma balance sheet.